First Modification to Amended and Restated Loan and Security Agreement

This **First Modification to Amended and Restated Loan and Security Agreement** (this "Modification") is entered into by and between **microHelix, Inc.** and **Moore Electronics, Inc.** (sometimes collectively referred to as the "Borrower") and **BFI Business Finance** ("Lender") as of this **11th day of October 2005**, at **San Jose, California**.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into an **Amended and Restated Loan and Security Agreement** (the "Agreement") dated **April 5, 2005**.

B. Lender and Borrower may have previously executed one or more Modifications to **Amended and Restated Loan and Security Agreement** (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect as of **May 3, 2005**.

3. Modification to Agreement. The Agreement is hereby modified to amend and restate the section(s) referenced below:

   a. **Preamble.** This Amended and Restated Loan and Security Agreement (Accounts Receivable & Inventory Line of Credit), is entered into as of **April 5, 2005**, between **BFI Business Finance**, a California corporation (the "Lender"), with its headquarters' office located at 1655 The Alameda, San Jose, CA 95126 and **microHelix, Inc.** (sometimes referred to as "microHelix") and **Moore Electronics, Inc.** (sometimes referred to as "MEI") (sometimes collectively referred to as the "Borrower"), each a(n) **Oregon corporation**, with their sole place of business (if it has only one), chief executive office (is it has more than one place of business) or residence (if an individual) both located at **19500 SW 90th Court, Tualatin, OR 97062** (the "Chief Executive Office").

   b. **Section 10.7.** Borrower shall not change Borrower's name, Federal Employer Identification Number, business structure, or identity, or add any new fictitious name. To that effect, Borrower shall not do business under any name other than **microHelix, Inc.** or **Moore Electronics, Inc.**, Borrower's correct legal name, unless Borrower has provided to Lender evidence that it has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which Borrower is located and/or does business. Lender has received acceptable documentation indicating that Borrower will be doing business under the following additional name(s): **1) microHelix, 2) MEI or 3) QSS Consulting**

4. Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ———N/A——— **and 00/100 Dollars ($———n/a———)**.

5. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this **First Modification to Amended and Restated Loan and Security Agreement** as of the date first set forth above.

BFI Business Finance

By: David Drogos
Its: President

microHelix, Inc.

By: Tyram H. Pettit
Its: President & C. E. O.

Moore Electronics, Inc.

By: Tyram H. Pettit
Its: President & C. E. O.